UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2018

Orthofix Medical Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-19961	98-1340767
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3451 Plano Parkway Lewisville, Texas		75056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (214) 937-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On July 31, 2018, Orthofix Medical Inc. (previously Orthofix International N.V.) (the “Company”) completed a change in its jurisdiction of organization from Curaçao to the State of Delaware (the “domestication”) in accordance with the conversion procedures of Articles 304 and 305 of Book 2 of the Curaçao Civil Code and the domestication procedures of Section 388 of the Delaware General Corporation Law. In connection with the domestication, the Company changed its name to “Orthofix Medical Inc.” The Company’s shareholders previously approved a proposal to adopt a shareholders’ resolution authorizing the domestication at the Company’s 2018 Annual General Meeting of Shareholders held on July 17, 2018 (the “Annual General Meeting”) by the affirmative vote of shareholders representing an absolute majority of the outstanding common shares of the Company as of the record date for the Annual General Meeting.

Upon the effectiveness of the domestication, each common share of Orthofix International N.V. automatically became by operation of law one share of common stock of Orthofix Medical Inc. The Company’s common stock continues to be traded on the Nasdaq Global Select Market under the symbol “OFIX.”

Item 1.01.	Entry into a Material Definitive Agreement.

On August 1, 2018, in connection with the consummation of the domestication and pursuant to the Company’s Charter (as defined below), Bylaws (as defined below) and Delaware law, the Company entered into indemnification agreements with each of the Company’s executive officers and directors providing for the indemnification of, and advancement of expenses to, each such person in connection with claims, suits or proceedings arising as a result of such person’s service as an officer or director of the Company (the “Indemnification Agreements”).

The above description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.03.	Material Modifications to Rights of Security Holders.

In connection with the consummation of the domestication, the Company adopted a new Certificate of Incorporation (the “Charter”) and new Bylaws (the “Bylaws”). The rights of the holders of the Company’s common stock, par value $0.10 per share, are now governed by Delaware law, the Charter and the Bylaws, which contain provisions that differ in certain respects from shareholders’ rights under the laws of Curaçao and the Company’s Articles of Association in effect prior to the domestication. The general effects of changes to the rights of the Company’s shareholders are described under “Description of Orthofix Capital Stock,” “Comparison of Corporate Governance and Shareholder Rights” and “Material U.S. Federal Income Tax Considerations” in the Company’s proxy statement/prospectus, dated May 29, 2018, furnished to shareholders in connection with the Annual General Meeting.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Charter and the Bylaws were filed with the Secretary of State of the State of Delaware and became effective at 11:59 pm Eastern Time on July 31, 2018. The Charter and Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

The information provided in the Introductory Note and Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1	Orthofix Medical Inc. Certificate of Incorporation

3.2	Orthofix Medical Inc. Bylaws

4.1	Form of Stock Certificate

10.1	Form of Indemnification Agreement between Orthofix Medical Inc. and its directors and officers (incorporated by reference to Exhibit 10.1 to the Company’s Registration Statement on Form S-4 (Registration No. 333-224407) filed April 23, 2018)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orthofix International N.V.

By:	/s/ Kimberley A. Elting
Kimberley A. Elting Chief Legal and Administrative Officer

Date: August 1, 2018